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                          CLASS A WARRANT AGREEMENT


                       Dated as of December 15, 1999

                              by and between


                         HVIDE MARINE INCORPORATED

                                    and

                    STATE STREET BANK AND TRUST COMPANY

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



                  WARRANT   AGREEMENT   dated  as  of  December  15,  1999  (the
"Agreement") between Hvide Marine Incorporated, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent").

                  WHEREAS, the Company proposes to issue Class A Common Stock Purchase Warrants, as hereinafter described (the "Warrants"), to purchase up to an aggregate of 250,000 shares of Common Stock (as defined below) in connection with the Plan of Reorganization of the Company under Chapter 11 of the Bankruptcy Code (the "Plan"), each Warrant entitling the holder thereof to purchase one share of Common Stock.

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined below) and other matters as provided herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for the purpose of defining the respective rights and obligations of the Company, the Warrant Agent and the Holders (as defined below), the parties hereto agree as follows:

          SECTION 1. Certain Definitions. As used in this Agreement, the following terms ------------------- shall have the following respective meanings:

                  "Affiliate"  of  any  person  means  any  person  directly  or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Commission" means the Securities and Exchange Commission.
                   ----------

                  "Common Stock" means the common stock, par value $.01 per share, of the Company, and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution for, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

                  "Company"   means  Hvide  Marine   Incorporated,   a  Delaware
corporation, and its successors and assigns.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exercisability Date" means December 15, 1999, the Effective Date of the Plan.

                  "Exercise Price" means the purchase price per share of Common Stock to be paid upon the exercise of each Warrant in accordance with the terms hereof, which price shall initially be $38.49 per share, subject to adjustment pursuant to Section 12 hereof.

                  "Expiration Date" means December 14, 2003, the date that is four years following the Exercisability Date.

                  "Holder" means a registered holder of Warrants.

                  "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan"  means  the  Debtors'   First  Amended  Joint  Plan  of
Reorganization dated November 1, 1999 filed by Hvide Marine Incorporated, a Florida corporation, and its affiliate and subsidiary debtors.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Warrant Agent" means State Street Bank and Trust Company or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

                  "Warrant Shares" means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

                  SECTION 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  SECTION 3. Issuance of Warrants: Warrant Certificates. The Warrants will be issued, as instructed by the Company in writing on or prior to the date of issuance pursuant to Section 5 hereof, in the form of (i) one or more global certificates (Each a "Global Warrant" and collectively the "Global Warrants") substantially in the form of Exhibit A attached hereto (including footnote 1 thereto), and (ii) one or more warrants in the form of definitive certificates (each a "Definitive Warrant" and collectively the "Definitive Warrants"), substantially in the form of Exhibit A attached hereto (not including footnote 1 thereto). The Global Warrants shall be deposited on the date of issuance (which shall be the Exercisability Date) or as soon as practicable thereafter with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as the Depositary's nominee. Each Global Warrant shall represent such of the outstanding Warrants as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate. Upon request, a Holder that holds Warrants through the Depositary may receive from the Depositary and the Warrant Agent Definitive Warrants as set forth in Section 6 below. The initial

Definitive Warrants shall also be issued on the date of issuance (which shall be the Exercisability Date) or as soon as practicable thereafter, and promptly thereafter shall be delivered by U.S. mail by the Warrant Agent to the holders thereof to the addresses specified in accordance with the written instructions of the Company. Any certificates (each a "Warrant Certificate" and collectively the "Warrant Certificates") evidencing the Global Warrants or the Definitive Warrants to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto.

                  SECTION 4. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                  Warrant    Certificates   shall   be   dated   the   date   of
countersignature.

          SECTION 5. Registration and Countersignature. The Warrant Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

                  Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the President, a Vice President, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrant Certificates representing Warrants entitling the Holders thereof to purchase not more than the number of Warrant Shares referred to above in the first recital hereof and shall countersign and deliver Warrant Certificates as otherwise provided in this Agreement.

                  The Company and the Warrant Agent may deem and treat the Holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  SECTION 6.  Registration of Transfers and Exchanges.
                              ---------------------------------------

                  (a) Transfer and Exchange of Global Warrants. The transfer and exchange of Global Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Warrant Agreement and the procedures of the Depositary therefor.

     (b) Exchange of a Beneficial Interest in a Global Warrant for a Definitive Warrant.


     (i) Any person having a beneficial interest in a Global Warrant may upon request exchange such beneficial interest for a Warrant Certificate. Upon receipt by the Warrant Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Warrant, the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Warrants represented by the Global Warrant to be reduced by the number of Warrants to be represented by the Warrant Certificates to be issued in exchange for the interest in the Global Warrant and, following such reduction, the Company shall execute and the Warrant Agent shall countersign and deliver to the transferee, as the case may be, a Warrant Certificate.

     (ii)Warrant Certificates issued in exchange for a beneficial interest in a Global Warrant pursuant to this Section 6(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Certificates to the persons in whose names such Warrants are so registered.

     (c) Transfer and Exchange of Definitive Warrants. When Definitive Warrants are presented to the Warrant Agent with a request:

     (i) to register the transfer of such Definitive Warrants; or

     (ii)to exchange such Definitive Warrants for an equal number of Definitive Warrants of other authorized denominations,

the Warrant Agent shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Warrants presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his attorney, duly authorized in writing.

                  (d) Exchange or Transfer of a Definitive Warrant for a Beneficial Interest in a Global Warrant. Upon receipt by the Warrant Agent of a Definitive Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant to reflect an increase in the number of Warrants represented by the Global Warrant, the Warrant Agent shall cancel such Definitive Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Warrants represented by the Global Warrant to be increased accordingly. If no Global Warrants are then outstanding, the Company shall issue and the Warrant Agent shall countersign a new Global Warrant representing the appropriate number of Warrants.

                  (e) Restrictions on Transfer and Exchange of Global Warrants. Notwithstanding any other provisions of this Warrant Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Warrant may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) Countersigning of Definitive Warrants in Absence of Depositary. If at any time:

         (i) the Depositary for the Global Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrants and a successor Depositary for the Global Warrants is not appointed by the Company within 90 days after delivery of such notice; or

         (ii) The Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to cause the issuance of Definitive Warrants under this Warrant Agreement,

then the Company shall execute, and the Warrant Agent, upon written instructions signed by two officers of the Company, shall countersign and deliver Definitive Warrants, in an aggregate number equal to the number of Warrants represented by Global Warrants, in exchange for such Global Warrants.

                  (g) Cancellation of Global Warrant. At such time as all beneficial interests in Global Warrants have either been exchanged for Definitive Warrants or canceled, all Global Warrants shall be returned to or retained and canceled by the Warrant Agent.

     (h) Obligations  with  respect to  Transfers  and  Exchanges  of  Warrants.


         (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent is hereby authorized to countersign, in accordance with the provisions of Section 5 and this Section 6, Definitive Warrants and Global Warrants as required pursuant to the provisions of this
                  Section 6.

         (ii) All Definitive Warrants and Global Warrants issued upon any registration of transfer or exchange of Definitive Warrants or Global Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Warrant Agreement, as the

                  Definitive Warrants or Global Warrants surrendered upon such registration of transfer or exchange.

         (iii) Prior to due presentment for registration of transfer of any Warrant, the Warrant Agent and the Company may deem and treat the person in whose name any Warrant is registered as the absolute owner of such Warrant and neither the Warrant Agent, nor the Company shall be affected by notice to the contrary.

                  SECTION 7. Terms of Warrants: Exercise of Warrants. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised commencing at the opening of business on the Exercisability Date and until 5:00 p.m., New York City time, on the Expiration Date to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price then in effect for such Warrant Shares.

                  A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the certificate or certificates evidencing the Warrant to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by a bank or trust company having an office or correspondent in the United States or a broker or dealer which is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment to the Warrant Agent for the account of the Company of the Exercise Price as adjusted as herein provided, for each of the Warrant Shares in respect of which such Warrant is then exercised; provided, that in connection with such exercise, the Company shall be furnished with information regarding the citizenship of the Holder of the Warrant being exercised (which in the case of a Definitive Warrant, shall be furnished by completing the Application for Purchase of Common Stock set forth on the reverse of the Warrant, and in the case of Global Warrants, shall be furnished in such manner established by the Depositary that is acceptable to the Company and complies with the requirements set forth in the Company's Certificate of Incorporation, as amended from time to time); provided, further, no Warrant may be exercised if the Company determines that such exercise shall cause the ownership of its common stock by persons or entities that are not citizens of the United States to exceed the maximum percentage permitted under applicable law as more fully described in the Certificate of Incorporation of the Company, as amended from time to time; provided, further, that in the event that the exercise is not accepted by the Company for such reason, the Holder of the Warrant shall be entitled to the remedies that would have otherwise been available to such Holder under the Company's Certificate of Incorporation, as amended from time to time, had the Holder been a transferee of the Company's common stock that caused the percentage ownership by non-citizens to exceed the maximum permitted percentage under applicable law. Notwithstanding anything to the contrary contained herein, the Holder of a Warrant that is not entitled to exercise such Warrant as a result of the restrictions on ownership by non- citizens shall not have any rights as a stockholder of the Company. The Warrant Agent shall have no duty to evaluate or determine the citizenship of any Holder of any Warrant at any time and shall have no responsibility with respect to the ownership of the Company's common stock by any party or the consequences thereof.

         Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check, payable to the order of the Company. The exercise of Warrants by Holders of beneficial interest in Global Warrants shall be effected in accordance with this Agreement and the procedures of the Depositary therefor.

                  Subject to the provisions of Section 8 hereof, upon surrender of Warrants and payment of the Exercise Price as provided above, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall promptly transfer to the Holder of such Warrant Certificate a certificate or certificates for the appropriate number of Warrant Shares to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such certificate or certificates representing the Warrant Shares and any cash in lieu of any fraction of a share as provided in Section 14 to the person or persons entitled to receive the same. Any such certificate or certificates representing the Warrant Shares shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a Holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

                  The Warrants shall be exercisable commencing on the Exercisability Date, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Certificates pursuant to the provisions of this Section and of Section 4 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and promptly pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.

                  The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder by or from the Company available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

                  SECTION 8. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Holder of a Warrant Certificate surrendered for registration or transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  SECTION 9. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                  SECTION 10. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

                  The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The form of such requisition is attached as Exhibit
B. The Company will supply such Transfer Agent with duly executed certificates for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish such Transfer Agent copies of all notices of adjustment transmitted to each Holder of the Warrants pursuant to Section 15 hereof. The Transfer Agent is ChaseMellon Shareholder Services LLC. The Company will promptly notify the Warrant Agent in writing of any change in the Transfer Agent.

                  Before taking any action which would cause an adjustment pursuant to Section 12 hereof that would reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel for or employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with the terms of this Agreement (including the payment of the Exercise Price) will, upon issue, be duly and validly issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                  SECTION 11. Obtaining Stock Exchange Listings. The Company will from time to time take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges and markets (including, without limitation, the NASDAQ National Market) within the United States of America, if any, on which other shares of Common Stock are then listed. Upon the listing of such Warrant Shares, the Company shall notify the Warrant Agent in writing. The Company will obtain and keep all required permits and records in connection with such listing. Until the Warrant Shares have been listed, the Company may suspend the exercisability of the Warrants.

                  SECTION 12. Adjustment of Exercise Price and Number of Warrant Shares Issuable. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

                  (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (A) subdivide its outstanding shares of Common Stock, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect and the number of Warrant Shares issuable upon exercise of each Warrant immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

                  (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a Holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                  (c) No De Minimis Adjustments. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% of the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  (d) No Adjustment  for  Dividends.  Except as provided in this
Section 12, no adjustment in respect of any dividends or other payments or distributions made to holders of securities issuable upon exercise of Warrants shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  SECTION 13. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  SECTION 14. Fractional Interest. (a) The Company shall not be required to, but may, at its option, issue fractional shares of Common Stock on the exercise of Warrants. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall direct the Transfer Agent to pay an amount in cash calculated by it to equal the then current market price per share multiplied by such fraction computed to the nearest whole cent. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

                  (b) For the purpose of any computation of current market price under this Section 14, the current market price per share of Common Stock at any date shall be the closing price on the business day immediately prior to the exercise of the applicable Warrant. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by NASDAQ National Market or any comparable system or (3) if the Common Stock is not listed on NASDAQ National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board of Directors of the Company for that purpose. In the absence of all of the foregoing, or if for any other reason the current market price per share cannot be determined pursuant to the foregoing provisions of this paragraph (b), the current market price per share shall be the fair market value thereof as determined in good faith by the Board of Directors of the Company.

                  SECTION 15. Notices to Warrant Holders. Upon any adjustment of the Exercise Price pursuant to Section 12, the Company shall promptly thereafter cause to be given to each Holder of Warrants at such Holder's address appearing on the Warrant register and to the Warrant Agent written notice of such adjustment by first-class mail, postage prepaid. The Company's determination with respect to adjustments pursuant to Section 12 shall be conclusive. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants or the Exercise Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other capital stock or property upon the exercise of any Warrant.

                  In case:

                  (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

                  (b) the Company shall authorize the distribution (including upon its liquidation) to all holders of shares of Common Stock of evidences of its indebtedness or assets (including cash dividends or cash distributions payable out of consolidated earnings or earned surplus, but excluding dividends payable in shares of Common Stock or distributions referred to in Section 12 hereof);

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each Holder of Warrants at such Holder's address appearing on the Warrant register, at least 10 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first class mail, postage prepaid, a written notice stating the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution is to be determined. The failure to give the notice required by this Section 15 or any defect therein shall not affect the legality or validity of any distribution, right, option or warrant or the vote upon any action. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any other rights whatsoever as shareholders of the Company.

                  SECTION 16. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 18. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first class mail, postage prepaid) to each Holder at such Holder's last address as shown on the register maintained by the Warrant Agent pursuant to this Agreement. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

                  SECTION 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

                  (a)  The  statements  contained  herein  and  in  the  Warrant
         Certificates shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

                  (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company.

                  (c) The Warrant Agent may consult at any time with counsel satisfactory to it (which may be counsel for or employed by the
         Company)   and  the  Warrant   Agent  shall  incur  no   liability   or
         responsibility to the Company or to any Holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

                  (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant Certificate for any action taken in accordance with the provisions of this Agreement in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent pursuant to this Agreement, to reimburse the Warrant Agent for all out-of-pocket expenses, including counsel fees, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, reasonable costs and counsel fees, for anything done or omitted by the Warrant Agent pursuant to this Agreement except as a result of its gross negligence or bad faith. The Warrant Agent shall notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Warrant Agent shall cooperate in the defense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

                  (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

                  (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not

         Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith.

                  (i) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price or number of Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                  SECTION  18.   Resignation   and  Removal  of  Warrant  Agent;
Appointment of Successor. No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  SECTION 19. Notices to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made when and if deposited in the mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                             Hvide Marine Incorporated
                             2200 Eller Drive, P.O. Box 13038
                             Ft. Lauderdale, FL 33316
                             Telecopy:  (954) 527-1772
                             Telephone:  (954) 523-2200
                             Attention:  General Counsel

     Any notice pursuant to this Agreement to be given by the Company or by the Holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

          State Street Bank and Trust Company
          Goodwin Square
          225 Asylum Street, 23rd Floor
          Hartford, CT 06103
          Attention:  Cauna Silva
          Telecopy:  (860) 244-1881

                  SECTION 20. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way materially adversely affect the interests of the Holders of Warrant Certificates. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of Holders shall require the written consent of Holders representing a majority of the then outstanding Warrants. The consent of each Holder of a Warrant affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided for in Section 12 hereof). The Warrant Agent shall be entitled to receive and, subject to Section 17, shall be fully protected in relying upon, an officers' certificate and opinion of counsel as conclusive evidence that any such amendment or supplement is authorized or permitted hereunder, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

     SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 22. Termination. This Agreement (other than any party's obligations with respect to Warrants previously exercised and with respect to indemnification under Section 17) shall terminate at 5:00 p.m., New York City time on the Expiration Date.

                  SECTION 23. Governing Law. THIS AGREEMENT AND EACH WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                  SECTION 24.  Benefits of This Agreement.


                  (a) Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrant Certificates.

                  (b) Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein. The Holders of the Warrants are not entitled to share in the assets of the Company in the event of the liquidation, dissolution or winding up of the Company's affairs.

                  (c) All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                  SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     HVIDE MARINE INCORPORATED


                                                     By:
                                                     Name:
                                                     Title:


                                                     STATE STREET BANK AND TRUST
                                                     COMPANY

                                                     By:
                                                     Name:
                                                     Title:

                                        EXHIBIT A
                             [Form of Warrant Certificate]
                                         [Face]


 Cusip No.   44851M 11 7                                      _______   Warrants

                              Class A Warrant Certificate


                               HVIDE MARINE INCORPORATED


                  This Warrant Certificate certifies that , or its registered assigns, is the registered holder of Warrants expiring December 14, 2003 (the "Warrants") to purchase Common Stock, par value $.01 (the "Common Stock"), of Hvide Marine Incorporated, a Delaware corporation (the "Company"). Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on or after the date of the consummation of the Plan of Reorganization of Hvide Marine Incorporated, a Florida corporation, under Chapter 11 of the Bankruptcy Code (the "Exercisability Date") until 5:00 p.m. New York City Time on December 14, 2003, to receive from the Company one fully paid and nonassessable share of Common Stock (the "Warrant Shares") at the initial exercise price (the "Exercise Price") of $38.49 per share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  No Warrant may be exercised before the Exercisability Date. No Warrant may be exercised after 5:00 p.m., New York City Time on December 14, 2003, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This   Warrant   Certificate   shall   not  be  valid   unless
countersigned  by the  Warrant  Agent,  as such  term  is  used  in the  Warrant
Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

         IN WITNESS WHEREOF, Hvide Marine Incorporated, a Delaware corporation, has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a signature or a facsimile thereof, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:


                                                     HVIDE MARINE INCORPORATED


                                                     By:
                                                         Name:
                                                         Title:  President

                                                     By:
                                                         Name:
                                                         Title:  Secretary

                                                     [SEAL]

Countersigned:


State Street Bank and Trust Company

----------------------
as Warrant Agent

By:
      Authorized Signature

                                  [Form of Warrant Certificate]
                                             [Reverse]



      [ Because vessels owned by Hvide Marine Incorporated (the "Company") and its subsidiaries operate in the United States coastwise trades, United States law provides that no more than 25 percent of its stock may be owned or controlled by Non-Citizens, as defined in the Application for Purchase of Common Stock printed below on this Certificate. Under the Articles of Incorporation of the Company, the maximum percentage of the total outstanding shares of common stock of the Company that may be owned by Non-Citizens is 24.99%. Any purported sale, transfer or other disposition to Non-Citizens of shares of common stock which would result in increasing the ownership of shares by Non-Citizens above such maximum permitted percentage shall be ineffective as against the Company to transfer the shares or any voting or other rights in respect thereof, and such transfer shall not be recorded on the books of the Company in any such case, and neither the Company nor the transfer agent for the common stock shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Company for any purpose whatsoever except to the extent necessary to effect any remedy available to the Company. Each share of common stock issued by the Company shall be represented by either CITIZEN SHARE CERTIFICATES or NON- CITIZEN SHARE CERTIFICATES, and shall be subject to the limitations set forth thereon. Any shares represented by CITIZEN SHARE CERTIFICATES held in the names of or for the account of Non-Citizens will have no rights, and the Company may regard any certificate representing such shares, whether or not validly issued, as having been invalidly issued. The Company will furnish to any Warrant holder, upon written request and without charge, copies of the applicable provisions of the Certificate of Incorporation of the Company. Any such request may be addressed to the Company. The shares of common stock to be purchased pursuant to this Warrant will be issued on the books of the Company only if [the Application for Purchase of Common Stock set forth below has been executed by the purchaser and]1 the Company determines that such issuance will not cause the percentage ownership of common stock by Non-Citizens to exceed the maximum permitted percentage.

      [


                         APPLICATION FOR PURCHASE OF COMMON STOCK

     The undersigned (the "Applicant") makes application for the purchase by the Applicant of the number of shares of common stock indicated below and hereby certifies to Hvide Marine Incorporated that: (answer (a), (b) and/or (c) as applicable) -------- 1 This clause to be inserted only if the Warrant is in Definitive form.

           (a) The Applicant will be the beneficial owner of shares of the common stock of Hvide Marine Incorporated and is o is not o a "Citizen" (check one).

           (b) The Applicant will hold shares of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE "Citizens."

           (c) The Applicant will hold shares of the common stock of Hvide Marine Incorporated for the benefit of one or more "Persons" who ARE NOT "Citizens."

         The Applicant agrees that, on the request of Hvide Marine Incorporated, he will furnish proof in support of this Certificate. The Applicant understands that he has an ongoing obligation to provide the information set forth herein and agrees to provide a new Citizenship Certificate at any time as the facts affecting his citizenship or the citizenship of the beneficial owner(s) for whom he holds Hvide Marine Incorporated common stock change. Hvide Marine Incorporated will provide a blank Citizenship Certificate to the Applicant upon request.

                                         IMPORTANT NOTICE

      THIS APPLICATION CONSTITUTES A BASIS FOR HVIDE MARINE INCORPORATED'S REPRESENTATION TO THE UNITED STATES GOVERNMENT THAT IT IS A CITIZEN WITHIN THE MEANING OF THE SHIPPING ACT, 1916, AS AMENDED. ANY PERSON MAKING A STATEMENT HEREIN WHICH HE KNOWS TO BE FALSE MAY BE PROCEEDED AGAINST UNDER TITLE 18, UNITED STATES CODE, SECTION 1001, WHICH SECTION PRESCRIBES PENALTIES OF UP TO FIVE YEARS IMPRISONMENT OR A FINE OF UP TO $10,000.

  This Application is dated                               ,                   .


                                                   Signature of Applicant

      For purposes of this Certificate:

      A "Citizen" is:

     (i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

     (ii) any corporation (A) that is organized under the laws of the United States, or of a state of the United States or a political subdivision thereof, Guam, Puerto Rico, the Virgin Islands, American Samoa, the District of Columbia, the Northern Mariana Islands, or any other territory or possession of the United States (each a "State"), (B) of which title to not less than 75% of each class or series of its capital stock is Beneficially Owned, as defined herein, by and vested in Persons, as defined herein, who are Citizens, as defined herein, free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (C) of which not less than 75% of the voting power of the then outstanding shares of capital stock of such corporation entitled to vote generally in the election of directors of such corporation is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens,
(D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president, chief executive officer (by whatever title), chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, and
(F) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens;

     (iii) any partnership (A) that is organized under the laws of the United States or of a State, (B) all general partners of which are Citizens, and (C) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens;

     (iv) any association (A) that is organized under the laws of the United States or of a State, (B) of which 100% of the members are Citizens, (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, (D) of which not less than 75% of the voting power of such association entitled to vote generally in the election of directors (or equivalent Persons) is vested in Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (E) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (v) any limited liability company (A) that is organized under the laws of the United States or of a State, (B) of which not less than 75% of the membership interests are Beneficially Owned by and vested in Persons that are Citizens free from any trust or fiduciary obligation in favor of Non- Citizens and of which the remaining membership interests are Beneficially Owned by and vested in Persons meeting the requirements of 46 U.S.C.ss.12102(a), (C) of which not less than 75% of the voting power is vested in Citizens free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly in behalf of Non- Citizens, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, (E) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body), managing members (or equivalent), if any, and all Persons authorized to act in the absence or disability of such Persons are Citizens, and
(F) of which more than 50% of the number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens;

     (vi) any joint venture (if not an association, corporation, partnership, or limited liability company) (A) that is organized under the laws of the United States or of a State, and (B) of which 100% of the members are, or 100% of the equity is Beneficially Owned by, Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens; and

     (vii) any trust (A) that is domiciled in and existing under the laws of the United States or of a State, (B) all the trustees of which are Citizens, (C) of which not less than a 75% interest is held for the benefit of Citizens, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, and (D) each beneficiary of which with an enforceable interest in the trust is a Citizen.

      The foregoing definition is applicable at all tiers of ownership and in both form and substance at each tier of ownership.

      A "Non-Citizen" is any Person other than a Citizen.

      A "Person" is an individual, corporation, partnership, association, trust, joint venture, limited liability company or other entity.

      A Person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.


      ]2

     [ Unless and until it is exchanged in whole or in part for Warrant Certificates in definitive form, the Warrants represented by this Certificate may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary. The Depository Trust Company ("DTC"), (55 Water Street, New York, New York) shall act as the depositary until a successor shall be appointed by the Company. Unless this certificate is presented by an authorized representative of DTC to the issuer or its agent for registration of transfer, exchange or payment, and any new certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR -------- 2 The Application is to be included only if the warrant is in Definitive Form.

      OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]3

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring December 14, 2003 entitling the holder on exercise to receive shares of Common Stock, par value $.01, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement, dated as of December 15, 1999 (the "Warrant Agreement"), duly executed and delivered by the Company to State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holder" or "holders" meaning the registered holder or registered holders) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Warrant Agreement.

          Warrants may be exercised at any time from 9:00 a.m. on or after the Exercisability Date and until 5:00 p.m., New York City Time on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price in lawful money of the United States of America at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and/or the number of shares of Common Stock issuable upon the exercise of each Warrant shall, subject to certain conditions, be adjusted. Upon the exercise of any Warrant, the Company may, at its option, pay cash in lieu of the issuance of fractional shares of Common Stock as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificate's of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Warrant Agent may deem and treat the Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor

--------
3        This paragraph is to be included only if the Warrant is in global form.

     this Warrant Certificate entitles any Holder hereof to any rights of a stockholder of the Company.

                              [Form of Election to Purchase]
                        (To Be Executed Upon Exercise Of Warrant)

     The undersigned hereby irrevocably elects to exercise the right with respect to ______ Warrants, represented by this Warrant Certificate, to receive shares of Common Stock and herewith makes payment therefor in the amount of $___________. The undersigned requests that a certificate for such shares be registered in the name of , whose address is and that such shares be delivered to , whose address is . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of , whose address is , and that such Warrant Certificate be delivered to , whose address is . .

                                                     Signature

          Date:


                                                     Signature Guaranteed

                                                       A8

                                     EXHIBIT B
                       [Form of Common Stock Requisition]


[date]

[Transfer Agent Name]
[Transfer Agent Address]

     Re: Hvide Marine Incorporated Class A Warrant Agreement, dated as of December 15, 1999

Gentlemen:

Reference is made to that certain Class A Warrant Agreement, dated as of December 15, 1999 (the "Warrant Agreement"), by and between Hvide Marine Incorporated, a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as warrant agent (the "Warrant Agent"). Pursuant to Section 10 of the Warrant Agreement, the Warrant Agent hereby requests that _________________, as transfer agent for the Company (the "Transfer Agent"), provide the Warrant Agent with duly executed certificates representing shares of common stock of the Company as set forth on Appendix 1 hereto. Such shares are to be issued in respect of Warrants (as defined in the Warrant Agreement) exercised pursuant to the Warrant Agreement. If this request is in respect of a Definitive Warrant (as defined in the Warrant Agreement) attached is a copy of the Application to Purchase Common Stock of each holder of the Warrants set forth on Appendix 1, indicating the citizenship of such holder.

The Warrant Agent hereby certifies that it has received for the account of the Company the Exercise Price (as defined in the Warrant Agreement) in respect of each Warrant exercised for shares of common stock being requested hereunder.

STATE STREET BANK AND TRUST COMPANY


                                                     By:
                                                     Name:
                                                     Title: